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                                                                    Exhibit 99.4
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NEWS RELEASE

Media Contact:
Moss Crosby
Director of Marketing
256-382-3851 - phone
256-382-3890 - fax
mcrosby@itcdeltacom.com
-----------------------
www.itcdeltacom.com


               McDonald steps down as President of ITC/\DeltaCom
                 Andrew M. Walker to assume role of President


West Point, GA (February 28, 2000) - - ITC/\DeltaCom, Inc. (Nasdaq/NMS: ITCD), a leading telecommunications provider in the southern United States, announced today that its President, Foster McDonald, will be leaving the company effective April 1, 2000. After 16 years with ITC/\DeltaCom and its predecessor companies, McDonald will rejoin his family business interests whose telecommunications roots date back over fifty years. Those telecommunications interests have included one of the predecessors to ITC/\DeltaCom. He will remain available to the company on a consultative basis through the second quarter, 2000.

     "The decision to leave ITC/\DeltaCom at this time has been most difficult for me," said McDonald. "My reasons for leaving are completely personal, and related to immediate family interests. I hope to remain very close to the ITC/\DeltaCom family as I am confident that the foundation we have built to date at ITC/\DeltaCom will be successful as the company continues to grow into the future."

     "Foster has been a great asset and resource in transforming a small, privately owned, interexchange carrier into a public integrated telecommunications provider. We've been fortunate to have the benefit of his experience and leadership during these busy times and appreciate that Foster has provided us with sufficient time and notice to make his departure
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seamless to our company," said Andrew Walker, ITC/\DeltaCom vice chairman and chief executive officer. Walker will add the role of President to his title on April 1, 2000.

     According to ITC/\DeltaCom chairman Campbell B. Lanier, III, "Since ITC Holding acquired DeltaCom in early 1996, we have depended on Foster to provide key leadership to integrate the ITC/\DeltaCom companies for the future. His accomplishment in seeing this through will benefit our shareholders for many years to come."

     ITC/\DeltaCom, headquartered in West Point, Georgia, provides integrated telecommunication services to mid-sized and major businesses in the southern United States, and is a leading regional provider of wholesale long-haul services to other communications companies. ITC/\DeltaCom's business communication services include local exchange, long distance, enhanced data, Internet and operator services, and the sale and maintenance of customer premise equipment. The Company operates 34 branch locations in eight states, and its 10-state, approximately 8,250-mile fiber optic network reaches over 100 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, GTE, Southwestern Bell and Sprint for resale and access to unbundled network elements, and is a certified Competitive Local Exchange Carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states.

  Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, specifically the most recent filings which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, risks related to future growth and rapid expansion, and volatility of stock prices. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's 1998 Annual Report on Form 10-K.